UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2010

The Wilber Corporation
(Exact name of registrant as specified in its charter)

New York	001-31896	15-6018501
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

245 Main Street, Oneonta, New York 13820
(Address of principal executive offices)

Registrant’s telephone number, including area code: (607) 432-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b), (c)  On November 22, 2010, following the approval of the Office of the Comptroller of the Currency, the Board of Directors of Wilber National Bank, (the “Bank”), the wholly-owned subsidiary of The Wilber Corporation (the “Company”) approved the appointment of James M. Mack to temporarily serve as President and Chief Executive Officer of the Bank, effective November 22, 2010. Mr. Mack replaces Alfred S. Whittet who held the same positions from August 27, 2010 until his resignation on November 22, 2010.

Mr. Mack, age 63, has over 32 years of banking experience, and has also been directly responsible for assisting banks in merger-related activities, and in the credit, lending and risk management functions. He entered the banking industry in 1972 and served in various senior management positions. In 1995, Mr. Mack served as President and Chief Executive Officer of Old York Road Bancorp in Willow Grove, PA, President of Cross Country Bank of Wilmington, DE from 1997 to 1998, Chief Executive Officer of Farmers & Merchants National Bank, Bridgeton, NJ, from 1999-2000 and Executive Vice President and Chief Credit and Risk Management Officer of Dime Savings Bank from 2000 to 2002 and thereafter retired. Mr. Mack also served a stint as Senior Vice President of Riggs Bank, N.A., Washington, DC, in 2005, where he facilitated the merger of Riggs Bank and PNC Bank, N.A.

A letter agreement provides that Mr. Mack will be compensated at a rate commensurate with an annual compensation of $300,000.00, and, subject to regulatory approval, a severance payment of $300,000.00 upon the successful completion of the pending merger of the Company with and into Community Bank System, Inc. and the Bank with and into Community Bank, N.A.

Item 8.01 Other Events

On November 17, 2010, Richard N. Soules, a shareholder of the Company (the "plaintiff"), commenced a lawsuit against the Company, each of its directors and Community Bank System, Inc. (“Community”) in New York State Supreme Court in Otsego County, New York (Soules  v Alfred Whittet, et. al., Index No. 1317/2010). In his complaint, the plaintiff alleges that the Company and its directors breached their fiduciary duties to the Company's shareholders by entering into the Agreement and Plan of Merger with Community. Amongst other allegations, the plaintiff contends that; (i) the planned merger with Community does not provide fair value to the Company's shareholders; (ii) the Board of Directors failed to maximize value for the Company's shareholders; (iii) the Company's directors acted in their own interests in violation of their fiduciary duties in approving the merger; (iv) the provisions of the Agreement and Plan of Merger limiting the Company's ability to entertain other offers and imposing a fee on the Company if it terminates the agreement under certain circumstances are unfair; and (v)  the agreement of the Company's directors to vote their shares in favor of the merger unfairly limits the Company's ability to accept other offers.  The complaint seeks certification of the lawsuit as a class action on behalf of all other Company shareholders, an order enjoining the merger, rescission of the Agreement and Plan of Merger and attorney’s fees.  The Company believes that the complaint has no merit and intends to vigorously defend this litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILBER CORPORATION
(Registrant)

/s/ Joseph E. Sutaris
Joseph E. Sutaris
Executive Vice President, Chief Financial Officer, Secretary, Treasurer

Date: November 24, 2010

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